================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549





                                 FORM 8-K/A-1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                       Date of Report:  October 9, 1996



                         ROBOTIC VISION SYSTEMS, INC.
              (Exact name of Registrant as specified in charter)



  Delaware                            0-8623                11-2400145
(State or other                (Commission File No.)      (IRS Employer
jurisdiction of                                           Identification
incorporation)                                                Number)



425 Rabro Drive East, Hauppauge, New York                      11788
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:  (516) 273-9700



================================================================================

Item 7. Financial Statements and Exhibits.


          (a)  Financial Statements of SEP.

               (i)       Report of Deloitte & Touche LLP, Independent Auditors;

               (ii) Consolidated Balance Sheets of SEP as of March 31, 1996 and 1995 and (unaudited) as of September 30, 1996;

               (iii) Consolidated Statements of Operations and Retained Earnings of SEP for the years ended March 31, 1996 and 1995 and (unaudited) for the six months ended September 30, 1996 and 1995;

               (iv) Consolidated Statements of Cash Flows of SEP for the years ended March 31, 1996 and 1995 and (unaudited) for the six months ended September 30, 1996 and 1995; and
               (v)       Notes to Financial Statements of SEP.


          (b) Pro Forma Financial Information.

               (i) Unaudited Condensed Combined Summary of Pro Forma Statements of Operations for the years ended September 30, 1996, 1995 and 1994;

               (ii) Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 1996;

               (iii) Unaudited Pro Forma Condensed Combined Statements of Operations for the Years Ended September 30, 1996, 1995 and 1994; and

               (iv) Notes to Unaudited Pro Forma Condensed Combined Financial Information.


          (c)  Exhibits.

               (i) Agreement and Plan of Merger and Reorga-nization dated as of October 1, 1996 by and among Robotic Vision Systems, Inc., RVSI Fourth Acquisition Corp., Systema-tion Engineered Products, Inc., Phillip Koerper, Merlin Behnke, Alvira Nemetz and Michael Neleson(1)



----------------
(1)  Heretofore filed.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of
 Systemation Engineered Products, Inc.:

We have audited the accompanying consolidated balance sheets of Systemation Engineered Products, Inc. and subsidiary (the "Company") as of March 31, 1996 and 1995, and the related consolidated statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 1996 and 1995, and the results of its operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

November 27, 1996

SYSTEMATION ENGINEERED PRODUCTS, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

                                                                                 September 30,      March 31,       March 31,
                                                                                     1996             1996            1995
                                                                                 -----------      -----------     ----------
                                                                                 (unaudited)
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents (Note 1)                                             $   216,615      $    90,186     $   73,471
  Receivables                                                                      6,626,868        5,931,921      3,450,206
  Inventories ( Note 2)                                                            6,137,000        8,897,531      4,653,163
  Deferred income taxes (Note 8)                                                   1,910,781          896,354        362,316
  Prepaid expenses and other                                                         663,589           42,458         72,512
                                                                                 -----------      -----------     ----------
   Total current assets                                                           15,554,853       15,858,450      8,611,668

PLANT AND EQUIPMENT - NET (Notes 1 and 3)                                          1,285,392        1,384,481        966,654

OTHER ASSETS                                                                         158,324          337,455        119,906
                                                                                 -----------      -----------     ----------
TOTAL                                                                            $16,998,569      $17,580,386     $9,698,228
                                                                                 ===========      ===========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                               $ 1,885,179      $ 2,601,236     $1,027,607
  Notes payable (Note 5)                                                           6,400,000        3,465,000        900,000
  Capital lease obligations (Note 7)                                                  99,351           93,502         22,208
  Accrued expenses and other current liabilities (Note 4)                          4,292,707        3,944,611      1,782,325
  Current portion of long term debt (Note 6)                                         980,794          158,238        322,154
  Deferred revenue                                                                   805,906          874,643        786,965
                                                                                 -----------      -----------     ----------
   Total current liabilities                                                      14,463,937       11,137,230      4,841,259

LONG-TERM DEBT, Less current portion (Note 6)                                              -        1,050,252      1,178,203

CAPITAL LEASE OBLIGATIONS, Less current portion (Note 7)                             249,702          286,214         68,229

DEFERRED INCOME TAXES (Note 8)                                                        57,019           48,595         31,257
                                                                                 -----------      -----------     ----------
   Total liabilities                                                              14,770,658       12,522,291      6,118,948

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value; shares authorized, 20,000;
    shares issued, 8,500 as of September 30, 1996, and March 31,
    1996 and 1995, respectively                                                        8,500            8,500          8,500
  Additional paid-in capital                                                           8,500            8,500          8,500
  Retained earnings                                                                2,579,193        5,409,377      3,930,562
                                                                                 -----------      -----------     ----------
                                                                                   2,596,193        5,426,377      3,947,562

Less treasury stock, 3,658 shares at cost                                            368,282          368,282        368,282
                                                                                 -----------      -----------     ----------
   Total stockholders' equity                                                      2,227,911        5,058,095      3,579,280
                                                                                 -----------      -----------     ----------
TOTAL                                                                            $16,998,569      $17,580,386     $9,698,228
                                                                                 ===========      ===========     ==========

See notes to consolidated financial statements.

SYSTEMATION ENGINEERED PRODUCTS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
--------------------------------------------------------------------------------

                                                              Six Months Ended                       Year Ended
                                                                September 30,                        March 31,
                                                      ------------------------------       ------------------------------
                                                          1996               1995             1996                1995
                                                          ----               ----             ----                ----
                                                                (Unaudited)
REVENUES (Note 1)                                     $16,208,276        $13,004,767      $29,328,168         $17,530,429

COST OF REVENUES                                       13,533,041          7,113,691       17,308,140          10,119,541
                                                      -----------        -----------      -----------         -----------
GROSS PROFIT                                            2,675,235          5,891,076       12,020,028           7,410,888

COSTS AND EXPENSES:
  Research and development costs                        1,778,116          1,082,267       2,770,852           1,210,209
  Selling, general and administrative expenses          3,944,049          3,339,944        6,936,377           4,321,110
  Merger expenses (Note 14)                               670,000                  -                -                   -
  Interest expense                                        316,545            155,253          340,172             187,129
  Interest income                                            (141)           (23,524)         (49,047)             (1,417)
                                                      -----------        -----------      -----------         -----------
INCOME (LOSS) BEFORE INCOME TAXES                      (4,033,334)         1,337,136        2,021,674           1,693,857

INCOME TAX BENEFIT (PROVISION)(Note 8)                  1,203,150           (416,704)        (542,859)           (228,037)
                                                      -----------        -----------      -----------         -----------
NET INCOME (LOSS)                                      (2,830,184)           920,432        1,478,815           1,465,820

RETAINED EARNINGS:
  BALANCE, BEGINNING OF PERIOD                          5,409,377          3,930,562        3,930,562           2,464,742
                                                      -----------        -----------      -----------         -----------
  BALANCE, END OF PERIOD                              $ 2,579,193        $ 4,850,994      $ 5,409,377         $ 3,930,562
                                                      ===========        ===========      ===========         ===========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                       Six months ended                          Year Ended
                                                                         September 30,                            March 31,
                                                                   --------------------------           --------------------------
                                                                      1996            1995                 1996            1995
                                                                   ----------      ----------           ----------      ----------
                                                                          (unaudited)
OPERATING ACTIVITIES:
  Net income (loss)                                               $(2,830,184)     $  920,432           $1,478,815      $1,465,820
  Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Deferred income taxes                                              (1,006,003)       (345,594)            (516,700)        (47,059)
Depreciation and amortization                                         160,910          97,904              325,235         203,048
Loss on sale of equipment                                             (11,446)          2,170                2,227           5,298
Changes in assets and liabilities:
  Receivables                                                        (694,947)     (1,397,389)          (2,481,715)       (604,027)
  Inventories                                                       2,760,531      (2,208,233)          (4,244,368)     (1,302,391)
  Prepaid expenses and other current assets                          (621,131)         35,786               30,054             291
  Other assets                                                         80,932         (86,850)             (72,228)         (1,285)
  Accounts payable                                                   (716,057)        751,553            1,573,629          38,940
  Accrued expenses and other current liabilities                      348,096       1,719,931            2,162,286         416,707
  Deferred revenue                                                    (68,737)       (567,223)              87,678         303,166
                                                                   ----------      ----------           ----------      ----------
   Net cash (used in) provided by operating activities             (2,598,036)     (1,077,513)          (1,655,087)        478,508
                                                                   ----------      ----------           ----------      ----------
INVESTING ACTIVITIES:
  Purchases of plant and equipment                                   (130,529)       (196,204)            (415,844)       (582,163)
  Proceeds from sales of equipment                                     80,154          10,300               15,663
  Increase in cash surrender value of life insurance                   (7,876)              -             (145,321)        (71,172)
                                                                   ----------      ----------           ----------      ----------
   Net cash used in investing activities                              (58,251)       (185,904)            (545,502)       (653,335)
                                                                   ----------      ----------           ----------      ----------
FINANCING ACTIVITIES:
  Net borrowings on line of credit                                  2,935,000       1,362,000            2,565,000         (75,000)
  Proceeds from issuance of long-term obligations and
  other borrowings                                                    106,075          26,000               26,000         867,429
  Payment of long-term obligations                                   (227,696)       (157,103)            (317,867)       (659,710)
  Payment of capital lease obligations                                (30,663)        (10,951)             (55,827)
                                                                   ----------      ----------           ----------      ----------
   Net cash provided by financing activities                        2,782,716       1,219,946            2,217,304         132,719
                                                                   ----------      ----------           ----------      ----------
NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                                126,429         (43,471)              16,715         (42,108)

CASH AND CASH EQUIVALENTS:
  Beginning of period                                                  90,186          73,471               73,471         115,579
                                                                   ----------      ----------           ----------      ----------
  End of period                                                    $  216,615      $   30,000           $   90,186      $   73,471
                                                                   ==========      ==========           ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for:
Interest                                                           $  506,762      $  161,356           $  353,545      $  166,917
Income taxes                                                                -         273,466              439,627         366,881
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING
ACTIVITIES:
  Property and equipment acquired under capital leases                      -         345,108              345,108          89,235

See notes to consolidated financial statements.

SYSTEMATION ENGINEERED PRODUCTS, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 1996 AND 1995
--------------------------------------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Systemation Engineered Products, Inc. (the "Company") designs and manufactures specialized high speed production machinery for the electronic component industry for distribution worldwide. The Company's principal product lines include tape and reel packaging equipment and automatic optical inspection systems.

   Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Systemation Exco, Ltd. ("EXCO"). All significant intercompany items and transactions have been eliminated in consolidation.

   Cash Equivalents - The Company considers all temporary investments purchased with maturities of three months or less to be cash equivalents.

   Account Receivable - Management believes that potential uncollectible amounts are insignificant, and therefore no allowance is provided.

   Inventories - Inventories are stated at the lower of cost or market, with cost determined on an average cost basis.

   Plant and Equipment - Plant and equipment assets are recorded at cost. Depreciation is provided using the straight-line method over the estimated useful lives ranging from three to ten years for reporting purposes. Accelerated methods are used for income tax purposes. Provision is made for deferred income taxes applicable to the difference in depreciation charges.

   Other Assets - Other assets consist primarily of cash surrender value of life insurance on key officers.

   Revenue Recognition - The Company recognizes revenue upon shipment of products. Warranty costs associated with products sold with warranty protection, as well as other vender obligations and post-contract support obligations, are estimated based on the Company's historical experience and recorded in the period the product is sold.

   Research and Development Costs - The company charges research and development costs for Company-funded projects to operations as incurred. Research and development costs for which are reimbursable under customer-funded contracts are treated as contract costs.

   Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Fair Value of Financial Instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

           Cash and cash equivalents, accounts receivable and accounts payable
           --------------------------------------------------------------------
           - The carrying amounts approximate fair value because of the short maturity of these instruments.

           Debt - The carrying amounts approximate fair value based on borrowing
           ----
           rates currently available to the Company for bank loans with similar terms.


   Unaudited interim financial statements - In the opinion of management, the unaudited consolidated financial statements for the six months ended September 30, 1996 and 1995 are presented on a basis consistent with the audited consolidated financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results thereof. However, during the quarter ended September 30, 1996, the Company became aware of a significant problem with the performance of one of its products. The Company believes it has resolved this problem and is in the process of implementing necessary design changes. As a result, the Company recorded inventory, warranty and receivable reserves of approximately $2.9 million relating to the correction of this problem. Additionally, deferred tax assets increased by approximately $1,014,000 from March 31, 1996 to September 30, 1996 primarily due to temporary differences relating to these reserves. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

2. INVENTORIES

   Inventories at March 31, 1996 and 1995 consisted of the following:

                                                       1996             1995

Raw materials                                       $2,841,026       $1,379,654
Work in progress                                     6,009,335        2,994,992
Finished goods                                          47,170          278,517
                                                    ----------       ----------

Total inventories                                   $8,897,531       $4,653,163
                                                    ==========       ==========

3. PLANT AND EQUIPMENT

   Plant and equipment at March 31, 1996 and 1995 consisted of the following:

                                                        1996          1995

Furniture and fixtures                                 $853,194      $987,732
Machinery and equipment                                 789,876       611,616
Computer equipment                                      772,491       315,659
Leasehold improvements                                  173,059       167,150
Vehicles                                                119,397       127,374
                                                     ----------    ----------

Total                                                 2,708,017     2,209,531
Less:  Accumulated depreciation                      (1,323,536)   (1,242,877)
                                                     ----------    ----------

Plant and equipment - net                            $1,384,481      $966,654
                                                     ==========    ==========

4. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

   Accrued expenses and other current liabilities at March 31, 1996 and 1995 consisted of the following:

                                                         1996         1995

Accrued wages and related employee benefits          $1,844,223    $1,064,206
Accrued sales commissions                               780,687       533,732
Accrued income taxes                                    837,603        87,878
Accrued warranty and other product related costs        250,000
Other                                                   232,098        96,509
                                                     ----------    ----------

                                                     $3,944,611    $1,782,325
                                                     ==========    ==========

5. NOTES PAYABLE

   The Company has two line of credit agreements with a bank. The first line, in the amount of $3,250,000 ($1,500,000 as of March 31, 1995), bears interest at the prime rate (8.25% as of March 31, 1996) plus 0.75% for the first $1,500,000 of the loan amount and increases to 1.0% over the prime rate on the balance above $1,500,000. The line is payable on demand. Amounts outstanding on the line were $3,250,000 and $900,000 as of March 31, 1996 and 1995, respectively.

   The Company had $215,000 outstanding on a second $3,000,000 line of credit as of March 31, 1996. Borrowings under the agreement bear interest at 1.25% over the prime rate. The agreement expires in September, 1996.

6. LONG-TERM DEBT

Long-term debt consisted of the
 following:
                                             1996         1995

Bank note due in amounts of $25,000 per
 month, including interest at 1.25%
 over prime rate.  A balloon payment of
 unpaid principle and interest is due     $  933,398   $1,127,792
 July 30, 1996

 Unsecured loan payable to Officer
 due in amounts of $1,800 per month
 plus interest at 9.0% with a balloon
 payment of the unpaid priciple and
 interest in April 1996.                      78,488      100,088

Installment note, due in amounts of
 $3,822 per month through November,           25,748       70,905
 1996 including interest at 9.0%.

Equipment notes (5) due in amounts of
 $350 to $3,175 per month at rates from
 7.75% to 10% with maturities through        170,856      201,572
 September 1999.                          ----------   ----------


           Total long-term debt            1,208,490    1,500,357
Less current portion                        (158,238)    (322,154)
                                          ----------   ----------
           Long-term debt, net of         $1,050,252   $1,178,203
            current portion               ==========   ==========


   Certain notes contain affirmative and negative covenants. As of March 31, 1996 and 1995, the Company was not in compliance with certain covenants related to payment of shareholder bonuses and maximum capital expenditures. The Company has obtained a waiver for the covenants violated.

   Substantially all the assets of the Company are pledged as collateral under various debt agreements.

Scheduled principal payments on outstanding long-term debt, for the four years subsequent to March 31, 1996 are as follows:

  Year Ending
   March 31,

     1997                                                       $1,050,251
     1998                                                           87,032
     1999                                                           51,882
     2000                                                           19,325
                                                                ----------

                                                                $1,208,490
                                                                ==========

7.   LEASES

The Company leases vehicles and equipment under noncancellable capital lease agreements. Plant and equipment includes the following amounts related to capital leases:

                                                           1996          1995

Machinery and equipment                               $ 407,888      $62,780
Vehicles                                                 26,455       45,355
Less accumulated depreciation                           (20,510)     (16,158)
                                                      ---------      -------

Net book value of capital leases                      $ 413,833      $91,977
                                                      =========      =======

Scheduled annual minimum lease payments on the capital leases are as follows:

Year ending
 March 31,

  1997                                                              $136,977
  1998                                                               135,552
  1999                                                                96,912
  2000                                                                91,311
  2001                                                                58,907
                                                                    --------
  Total future minimum lease payments                                519,659

  Less amounts representing interest                                 139,943
                                                                    --------
  Present value of future minimum lease payments                     379,716

   Less current portion                                               93,502
                                                                    --------

                                                                    $286,214
                                                                    ========

The Company also leases certain buildings, equipment and vehicles under noncancellable operating leases having terms of more than one year. Aggregate commitments under operating leases were approximately $185,382 at March 31, 1996 and payable as follows:

  Year Ending
   March 31,

    1997                                                          $149,083
    1998                                                            23,096
    1999                                                             8,366
    2000                                                             4,837
                                                                  --------

                                                                  $185,382
                                                                  ========

Rent expense was approximately $227,767 and $230,588 in 1996 and 1995, respectively.

The Company leases machines to a small number of customers on a month-to-month basis. The Company also entered into one full service operating lease expiring in October, 1996. At March 31, 1996, the total minimum future rentals to be received, excluding contingent rentals, and month-to-month leases from noncancelable leases is $47,600 for the year ending March 31, 1997. Rental income was approximately $193,800 and $108,450 for the years ended March 31, 1996 and 1995, respectively and is included in revenues in the consolidated Statements of operations and retained earnings.

8.   INCOME TAXES

The provision (benefit) for income taxes consists of the following:

                                                           1996           1995

Currently payable:
  Federal                                             $ 944,749      $ 242,606
  State                                                 114,810         32,490
Deferred                                               (516,700)       (47,059)
                                                      ---------      ---------

                                                      $ 542,859      $ 228,037
                                                      =========      =========

A reconciliation between the income tax at the statutory U.S. Federal income tax rate and the Company's provision (benefit) for income taxes for the years ended March 31, 1996 and 1995 is as follows:

                                                          1996          1995

U.S. Federal statutory rate                             $687,000      $576,000
Increases (reductions) due to:
  State taxes - net of Federal tax benefit                75,000        22,000
  Tax effect of foreign sales corporation commissions   (167,000)     (140,000)
  Research credit carryforwards                         (129,000)     (160,000)
  Other                                                   76,859       (69,963)
                                                        --------      --------

Total                                                   $542,859      $228,037
                                                        ========      ========

The net deferred tax asset at March 31, 1996 and 1995 is comprised of the following:


Current deferred tax assets:                          1996           1995

  Accrued liabilities                                $491,800      $ 49,500
  Inventories                                         404,554       114,646
  Tax credit carryforwards                                          198,170
                                                     --------      --------
                                                      896,354       362,316

Non-current deferred tax liabilities:
  Plant and equipment                                 (48,595)      (31,257)
                                                     --------      --------
                                                     $847,759      $331,059
                                                     ========      ========

9.   BENEFIT PLANS

The Company has in effect a 401(k) savings plan in which eligible employees can elect to defer between 2% and 15% of wages. The Company decides on a yearly basis if a discretionary contribution will be made. There were no discretionary contributions made for the years ended March 31, 1996 and 1995.

10.  RELATED PARTIES

The Company leases space in a manufacturing facility owned by Systemation Joint Venture (a Wisconsin partnership). The majority shareholder of the Company is also a partner of Systemation Joint Venture. Base rental expense was $150,000 for the years ended March 31, 1996 and 1995. The lease expires October 31, 1996.

11.  SIGNIFICANT CUSTOMERS

Sales to two customers represent approximately 16% and 10% of total sales for the year ended March 31, 1996 and approximately 17% and 16% for the year ending March 31, 1995.

12.  CONCENTRATIONS

Accounts receivable from three customers represent approximately 26%, 15% and 3% of total accounts receivable outstanding as of March 31, 1996 and approximately 12%, 6%, and 13% as of March 31, 1995.

Accounts payable to two vendors represent approximately 19% and 12% of total accounts payable outstanding as of March 31, 1996 and approximately 26% and 0% as of March 31, 1995.

13.  FOREIGN EXPORT SALES

Foreign export sales accounted for 72 percent and 65 percent of the Company's revenues in fiscal 1996 and 1995, respectively.

The Company's domestic and foreign export sales during the years ended March 31, 1996 and 1995 are set forth below:

                                                       1996             1995

United States                                    $ 8,186,288      $ 6,152,869
Asia/Pacific Rim                                  18,598,359       10,056,074
Europe                                             2,543,521        1,321,486
                                                 -----------      -----------
Total                                            $29,328,168      $17,530,429
                                                 ===========      ===========

14.  SUBSEQUENT EVENT

Effective October 1, 1996, the Company was acquired by Robotic's Vision Systems Inc. The acquisition transaction was accounted for as a pooling of interests. In conjunction with the sale, substantially all debt was extinguished as of October 31, 1996.


                                  * * * * * *

UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION

The following unaudited condensed combined financial information sets forth the combined financial position and combined results of operations of Robotic Vision Systems Inc. ("RVSI") and Systemation Engineered Products, Inc. ("SEP") assuming the Merger was accounted for using the "pooling of interests" method of accounting and that the Merger was consummated (i) as of September 30, 1996, for the unaudited pro forma condensed combined balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

For all periods presented in the unaudited pro forma condensed combined statements of operations, the weighted average number of common and common equivalent shares gives effect to the proposed issuance of 1,740,000 shares of RVSI common stock in exchange for all of the issued and outstanding shares of SEP common stock.

The unaudited pro forma information combines the historical balance sheets of RVSI and SEP as of September 30, 1996 and the historical statements of operations of RVSI for the years ended September 30, 1996, 1995 and 1994 with the historical statements of operations of SEP for the twelve months ended September 30, 1996, and the fiscal years ended March 31, 1996 and 1995, respectively.

The following unaudited pro forma condensed combined information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the Merger been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with the historical financial statements and notes thereto of SEP which have been included elsewhere herein in this Form 8-K filing. The statements should also be read in conjunction with the historical financial statements of RVSI included in the Annual Report on Form 10-K.

SUMMARY OF UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

                                          FOR THE YEAR ENDED SEPTEMBER 30,
                                        -----------  -------------------------
                                           1996         1995          1994
                                        -----------  -----------   -----------

REVENUES                                 $ 143,540    $ 122,125     $ 90,994
COST OF REVENUES                            74,669       59,891       45,594
                                        -----------  -----------   -----------

GROSS PROFIT                                68,871       62,234       45,400
                                        -----------  -----------   -----------

COSTS AND EXPENSES:
   Selling, general and administrative      39,558       34,257       28,552
   Research and development                 18,405       15,751       11,465
   Merger expenses                           1,846        1,305           --
   Separation costs                             --           --          469
   Interest (income) expense, net             (392)          18          276
                                        -----------  -----------   -----------
                                            59,417       51,331       40,762
                                        -----------  -----------   -----------

INCOME BEFORE INCOME TAXES                   9,454       10,903        4,638

INCOME TAX BENEFIT (PROVISION)               1,025           92           (1)
                                        -----------  -----------   -----------

NET INCOME                                 $10,479      $10,995       $4,637
                                         ==========   ==========    ==========


NET INCOME PER SHARE:

  Primary                                    $0.48        $0.55       $ 0.25
                                         ==========   ==========    ==========
  Fully diluted                              $0.48        $0.55       $ 0.25
                                         ==========   ==========    ==========


WEIGHTED AVERAGE NUMBER OF
  COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING:

  Primary                                   21,628       19,872       18,358   (a)
                                         ==========   ==========    ==========
  Fully diluted                             21,635       19,995       18,560   (a)
                                         ==========   ==========    ==========

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
SEPTEMBER 30, 1996
(In thousands)

                                                      RVSI              SEP
                                                  SEPTEMBER 30,    SEPTEMBER 30,                          COMBINED
                                                      1996              1996                            SEPTEMBER 30,
                                                   HISTORICAL        HISTORICAL      ADJUSTMENTS            1996
                                                 ---------------   --------------   --------------     ---------------
ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                       $    17,975       $      217      $                   $    18,192
  Investments                                           1,500              -                                  1,500
  Accounts receivable, net                             20,711            6,627                               27,338
  Inventories                                          17,453            6,137                               23,590
  Deferred income taxes                                 6,205            1,911                                8,116
  Prepaid expenses and other current assets               685              663                                1,348
                                                 ---------------   --------------   --------------     ---------------

   Total current assets                                64,529           15,555              -                80,084

PROPERTY, PLANT AND EQUIPMENT, Net                      7,981            1,285                                9,266
GOODWILL, Net                                           2,627              -                                  2,627
INVESTMENTS                                               665              -                                    665
OTHER ASSETS                                            4,242              102                                4,344
                                                 ---------------   --------------   --------------     ---------------

TOTAL ASSETS                                      $    80,044       $   16,942       $      -           $    96,986
                                                  ==============    =============    =============      ==============


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Loans payable                                   $       844       $    7,480      $                   $     8,324
  Accounts payable                                      9,995            1,885                               11,880
  Accrued expenses and other current liabilities        7,941            4,293                               12,234
  Advance contract payments received                      865              806                                1,671
                                                 ---------------   --------------   --------------     ---------------

   Total current liabilities                           19,645           14,464              -                34,109

LONG-TERM DEBT                                            -                250                                  250
OTHER LIABILITIES                                         229              -                                    229
                                                 ---------------   --------------   --------------     ---------------

   Total liabilities                                   19,874           14,714              -                34,588

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock - RVSI ($0.01 par value)                   190              -                 17   (b)           207
  Common stock - SEP ($1.00 par value)                    -                  8               (8)  (b)           -
  Additional paid-in capital                          143,632                9             (377)  (b)       143,264
  Retained earnings (accumulated deficit)             (83,974)           2,579                              (81,395)
  Unrealized gain on investments                          147              -                                    147
  Cumulative translation adjustment                       175              -                                    175
                                                 ---------------   --------------   --------------     ---------------

                                                       60,170            2,596             (368)             62,398
  Less: Treasury stock, at cost                           -               (368)             368   (b)           -
                                                 ---------------   --------------   --------------     ---------------

   Total stockholders' equity                          60,170            2,228              -                62,398
                                                 ---------------   --------------   --------------     ---------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY        $    80,044       $   16,942       $      -           $    96,986
                                                  ==============    =============    =============      ==============

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1996
(In thousands)

                                             RVSI           SEP
                                        SEPTEMBER 30,  SEPTEMBER 30,                        COMBINED
                                             1996           1996                         SEPTEMBER 30,
                                          HISTORICAL     HISTORICAL    ADJUSTMENTS            1996
                                        -------------- -------------- ---------------    ---------------

REVENUES                                 $  111,022     $   32,532     $      (14)  (c)   $  143,540
COST OF REVENUES                             51,214         23,469            (14)  (c)       74,669
                                        -------------- -------------- ---------------    ---------------

GROSS PROFIT                                 59,808          9,063      -                     68,871
                                        -------------- -------------- ---------------    ---------------

COSTS AND EXPENSES:
   Selling, general and administrative       32,018          7,540                            39,558
   Research and development                  14,679          3,726                            18,405
   Merger expenses                            2,036            670           (860)  (d)        1,846
   Interest (income) expense, net              (868)           476                              (392)
                                        -------------- -------------- ---------------    ---------------
                                             47,865         12,412           (860)            59,417
                                        -------------- -------------- ---------------    ---------------

INCOME (LOSS) BEFORE INCOME TAXES            11,943         (3,349)           860              9,454

INCOME TAX BENEFIT                               55          1,297           (327)  (e)        1,025
                                        -------------- -------------- ---------------    ---------------

NET INCOME (LOSS)                        $   11,998     $   (2,052)    $      533         $   10,479
                                         =============  =============  ==============     ==============

NET INCOME PER SHARE

   Primary                               $     0.60                                       $     0.48
                                         =============                                    ==============
   Fully diluted                         $     0.60                                       $     0.48
                                         =============                                    ==============

WEIGHTED AVERAGE NUMBER OF COMMON
AND COMMON
EQUIVALENT SHARES OUTSTANDING:

   Primary                               $   19,888                                       $   21,628
                                         =============                                    ==============
   Fully diluted                         $   19,895                                       $   21,635
                                         =============                                    ==============

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1995
(In thousands)

                                             RVSI           SEP
                                        SEPTEMBER 30,    MARCH 31,                           COMBINED
                                             1995           1996                          SEPTEMBER 30,
                                          HISTORICAL     HISTORICAL     ADJUSTMENTS            1995
                                        -------------- --------------  --------------     --------------

REVENUES                                 $   93,005     $   29,328      $     (208)  (c)   $  122,125
COST OF REVENUES                             42,791         17,308            (208)  (c)       59,891
                                        -------------- --------------  --------------     --------------

GROSS PROFIT                                 50,214         12,020             -               62,234
                                        -------------- --------------  --------------     --------------

COSTS AND EXPENSES:
   Selling, general and administrative       27,321          6,936                             34,257
   Research and development                  12,980          2,771                             15,751
   Merger expenses                            1,305            -                                1,305
   Interest (income) expense, net              (273)           291                                 18
                                        -------------- --------------  --------------     --------------
                                             41,333          9,998             -               51,331
                                        -------------- --------------  --------------     --------------

INCOME BEFORE INCOME TAXES                    8,881          2,022             -               10,903

INCOME TAX BENEFIT (PROVISION)                  635           (543)                                92
                                        -------------- --------------  --------------     --------------

NET INCOME                               $    9,516     $    1,479      $      -           $   10,995
                                         =============  =============   =============      =============

NET INCOME PER SHARE:

Primary                                  $     0.52                                        $     0.55
                                         =============                                     =============
Fully diluted                            $     0.52                                        $     0.55
                                         =============                                     =============

WIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:

Primary                                      18,132                                            19,872
                                         =============                                     =============
Fully diluted                                18,255                                            19,995
                                         =============                                     =============

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED SEPTEMBER 30, 1994
(In thousands)

                                             RVSI           SEP
                                        SEPTEMBER 30,    MARCH 31,                           COMBINED
                                             1994           1995                          SEPTEMBER 30,
                                          HISTORICAL     HISTORICAL     ADJUSTMENTS            1994
                                        -------------- --------------  --------------     ---------------

REVENUES                                 $   73,865     $   17,530      $     (401)  (c)   $   90,994
COST OF REVENUES                             35,876         10,119            (401)  (c)       45,594
                                        -------------- --------------  --------------     ---------------

GROSS PROFIT                                 37,989          7,411             -               45,400
                                        -------------- --------------  --------------     ---------------

   COSTS AND EXPENSES:
   Selling, general and administrative       24,231          4,321                             28,552
   Research and development                  10,255          1,210                             11,465
   Separation costs                             469            -                                  469
   Interest expense, net                         90            186                                276
                                        -------------- --------------  --------------     ---------------
                                             35,045          5,717             -               40,762
                                        -------------- --------------  --------------     ---------------

INCOME BEFORE INCOME TAXES                    2,944          1,694             -                4,638

INCOME TAX (PROVISION) BENEFIT                  227           (228)                                (1)
                                        -------------- --------------  --------------     ---------------

NET INCOME                               $    3,171     $    1,466      $      -           $    4,637
                                         =============  =============   =============      ==============

NET INCOME PER SHARE:

Primary                                  $    0.19                                         $    0.25
                                         =============                                     ==============
Fully diluted                            $    0.19                                         $    0.25
                                         =============                                     ==============

WEIGHTED AVERAGE NUMBER OF
COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING:

Primary                                     16,618                                            18,358
                                         =============                                     ==============
Fully diluted                               16,820                                            18,560
                                         =============                                     ==============

See accompanying notes to unaudited pro forma condensed combined financial information.

                    NOTES TO UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

(a) Weighted average number of common and common share equivalents are calculated using the Modified Treasury Stock method for the year ended September 30, 1994.

(b) The pro forma adjustment to common stock, additional paid-in capital, and treasury stock represents the exchange of SEP common stock for RVSI common stock.

(c) The pro forma adjustment to revenues and cost of revenues represents the elimination of intercompany transactions between SEP and a subsidiary of RVSI.

(d) The pro forma adjustment to non-recurring costs represents the non-recurring merger expenses incurred for the year ended September 30, 1996 which are directly attributable to the SEP merger.

(e) The pro forma adjustment to the income tax benefit for the fiscal year ended September 30, 1996 represents the tax effect of the elimination of non-recurring merger expenses, which were directly attributable to the SEP merger.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: December 16, 1996            ROBOTIC VISION SYSTEMS, INC.
                                         (Registrant)


                                     By:  /s/Robert H. Walker
                                          Robert H. Walker
                                          Executive Vice President